Exhibit 23.4

June 19, 2024

Board of Directors

Strong Global Entertainment, Inc.

5960 Fairview Road, Suite 275

Charlotte, NC 28210

Members of the Board of Directors:

Reference is made to our opinion letter, dated May 30, 2024 (“Opinion Letter”), with respect to the fairness from a financial point of view, as of the date thereof, to the holders of common stock of Strong Global Entertainment, Inc. (the “Company” or “SGE”) of the Exchange Ratio (as defined in the Opinion Letter) provided for in the transaction involving SGE and Fundamental Global Inc. (“FGF”).

The Opinion Letter is furnished solely for the use and benefit of the Board of Directors of SGE (solely in its capacity as such) in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include the Opinion Letter in the Registration Statement on Form S-4 of Fundamental Global Inc. (“Registration Statement”). In that regard, we hereby consent to the reference to our Opinion Letter under the heading “Summary of Joint Proxy Statement/Prospectus – Opinion of SGE’s Financial Advisor”, “Arrangement Agreement and Plan of Arrangement – Fairness Opinion of SGE’s Financial Advisor”, and to the inclusion of the foregoing opinion as Annex B in the Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

Intrinsic LLC

Intrinsic LLC

www.intrinsicfirm.com

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